Exhibit 99.1

American Education Center Granted Exclusive Right to Use

Proprietary Language Training Materials Developed by Its CEO

NEW YORK, October 23, 2017/ PRNewswire/ -- American Education Center, Inc. ("AEC" or the "Company;") (OTCQB: AMCT), an emerging growth company providing educational and career enrichment opportunities for Chinese students studying in the United States, and compliance training services to companies in China, today announced that it has entered into a license agreement (the “Agreement”) with Max P. Chen, Chairman and Chief Executive Officer of the Company.

Under the terms of the Agreement executed on October 20, 2017 (the “Effective Date”), Mr. Chen granted the Company an exclusive right to use or incorporate a portfolio of English-as-a-second language books and training materials (the “ESL Materials”) that are authored or co-authored by him in AEC’s Language Training services.

The Agreement gives the Company a revocable, exclusive, world-wide, and royalty-free license to use, reproduce, distribute copies of, make derivative works of, publish, distribute, display, broadcast and/or transmit the ESL Materials worldwide in the course of its business. The Agreement has an initial term of five years commencing on the Effective Date and shall automatically renew for successive five-year terms (collectively, the “Terms”) unless terminated by either party with a 30-day written notice prior to the expiration date of the Terms.

Mr. Chen commented, “Building on my experience in running ESL training programs both in China and the U.S. over the past two decades, the ESL Materials are a complete set of training materials that have benefited thousands of Chinese students at different levels.

By allowing AEC to utilize the ESL Materials in the development and refinement of its Language Training services, the Company would be able to deliver best-in-class ESL training to its Chinese students, effectively and economically; and strengthen its position as a leader in the delivery of university placement services.”

About American Education Center, Inc. (OTCQB: AMCT)

Based in New York with operations in China, the Company capitalizes on the rising demand from the middle-class families in China for quality education and working experience in the United States; and leverages its industry knowledge and expertise in the delivery of customized placement and career advisory services. AEC currently provides university placement and career development services to Chinese students wishing to study in the United States; and delivers customized compliance training for corporate clients in China. For more information, please visit: www.aec100.com.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. All statements other than statements of historical fact in this press release are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, Further information regarding these and other risks is included in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Contact:

American Education Center, Inc.

Nancy Qin

(212) 825-0437

f.qin@aec100.com

Investor Relations

Tony Tian, CFA

Weitian Group LLC

(732) 910-9692

tony.tian@weitian-ir.com